Exhibit 99.1

MARAVAI LIFESCIENCES REPORTS FOURTH QUARTER AND FULL YEAR 2021 FINANCIAL RESULTS AND UPDATES 2022 FINANCIAL GUIDANCE

SAN DIEGO, Calif., — February 23, 2022 — Maravai LifeSciences Holdings, Inc. (Maravai) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, today reported financial results for the fourth quarter and the full year ended December 31, 2021, together with other business updates. Recent highlights include:
•Fourth quarter 2021 revenue of $228.4 million increased 132% over the prior year;
•Net income of $127.1 million for the fourth quarter, representing growth of 778% over the prior year;
•Full year 2021 revenue of $799.2 million up 181% over the $284.1 million reported for full year 2020;
•Increased 2022 revenue guidance range to $920.0 million to $960.0 million, an increase of $140.8 million over fiscal 2021 at the midpoint;
•Completed debt repricing, reducing cash interest expense by $6.8 million annually;
•Acquired MyChem, a leader in proprietary ultra-pure nucleotides; and
•Conducted inaugural Investor R&D Day.
"Maravai remains on an exciting trajectory with 2022 revenues expected to grow 15% to 20% over our record 2021 revenues,” said Carl Hull, Chairman and CEO. “I’m extremely proud of our performance and commend the entire team for their efforts. Looking forward, our superior growth and profitability, along with the resulting cash flows, will enable us to make larger focused investments in R&D across the Company, to invest in our capacity and people, and to capitalize on smart business development opportunities.”
Revenue for the Fourth Quarter and Full Year 2021

	Three Months Ended December 31,
	2021	2020	Year-over-Year % Change
Nucleic Acid Production	$212,510	$77,751	173.3%
Biologics Safety Testing	15,934	14,125	12.8%
Protein Detection	—	6,477	(100.0)%
Total Revenue	$228,444	$98,353	132.3%

	Year Ended December 31,
	2021	2020	Year-over-Year % Change
Nucleic Acid Production	$711,864	$206,320	245.0%
Biologics Safety Testing	68,417	54,897	24.6%
Protein Detection	18,959	22,881	(17.1)%
Total Revenue	$799,240	$284,098	181.3%

Fourth Quarter Fiscal 2021 Financial Results
Revenue for the fourth quarter was $228.4 million, representing a 132% increase over the same period in the prior year and was driven by the following:
•Nucleic Acid Production revenue was $212.5 million for the fourth quarter, representing a 173% increase year-over-year. The increase in Nucleic Acid Production revenue was the result of continued strong demand for our proprietary CleanCap® analogs as COVID-19 vaccine manufacturers scaled production and ongoing demand for highly modified RNA products, particularly mRNA.
•Biologics Safety Testing revenue was $15.9 million for the fourth quarter, representing a 13% increase year-over-year. The increase was driven by continued high demand and strong sales due to the breadth of our global product offerings, which support cell and gene therapies, biosimilars and biologics development programs.
•There was no Protein Detection revenue for the fourth quarter due to the sale of our Protein Detection business segment, which was completed in early September 2021.
Net income and Adjusted EBITDA (non-GAAP) were $127.1 million and $162.7 million, respectively, for the fourth quarter of 2021, compared to $14.5 million and $64.3 million for the fourth quarter of the prior year.
Full Year 2021 Financial Results
Revenue for the year ended December 31, 2021 was $799.2 million, representing a 181% increase year-over-year and was driven by the following:
•Nucleic Acid Production revenue was $711.9 million for the year ended December 31, 2021, representing a 245% increase year-over-year.
•Biologics Safety Testing revenue was $68.4 million for the year ended December 31, 2021, representing a 25% increase year-over-year.
•Protein Detection revenue was $19.0 million for the year ended December 31, 2021, representing a 17% decrease year-over-year. The decrease was primarily due to the sale of Vector.
Net income and Adjusted EBITDA (non-GAAP) were $469.3 million and $582.8 million, respectively, for the year ended December 31, 2021, compared to $78.8 million and $169.2 million, respectively, for the prior year.
Financial Guidance for 2022
Our financial guidance for the full year 2022 is based on expectations for our existing business and does not include the financial impact of potential new acquisitions, if any, or items that have not yet been identified or quantified. This guidance is subject to a number of risks and uncertainties identified in the Forward-Looking Statements below.
Total revenue for 2022 is expected to be in the range of $920.0 million to $960.0 million, reflecting overall growth of 15% to 20%.

Adjusted EBITDA (non-GAAP) is expected to be in the range of $630.0 million to $670.0 million.
Adjusted fully diluted EPS (non-GAAP) is expected to be in the range of $1.70 - $1.84 per share. Adjusted fully diluted EPS (non-GAAP) is based on the assumption that all the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) are converted to shares of Class A common stock. The net income included in the Adjusted fully diluted EPS (non-GAAP) has been adjusted to eliminate the net income attributable to non-controlling interest as a result of the assumed full conversion of the units of Maravai Topco Holdings, LLC (paired with the corresponding shares of Class B common stock) for shares of Class A common stock and is further adjusted for certain items that we do not believe directly reflect our core operations. All such adjustments have been tax effected at the midpoint of an assumed statutory tax rate range of 23% to 25%.
Maravai cannot provide guidance for the most closely comparable GAAP measures or reconciliations for the non-GAAP financial measures included in the 2022 guidance above because we are unable to provide a meaningful or accurate calculation or estimation of certain reconciling items without unreasonable effort. This is due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation, including net income attributable to noncontrolling interest, variations in effective tax rate, expenses to be incurred for acquisition activities, and the diluted weighted average number of shares of Class A common stock outstanding for the applicable period from potential proforma exchanges of outstanding Maravai Topco Holdings, LLC units (paired with shares of Class B common stock) for shares of Class A common stock. Thus, we are unable to present a quantitative reconciliation of the aforementioned forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available. However, 2022 interest expense is expected to be in the range of $22.0 million to $25.0 million, 2022 depreciation and amortization is expected to be in the range of $22.0 million to $25.0 million, and 2022 equity-based compensation is expected to be in the range of $15.0 million to $20.0 million.

MARAVAI LIFESCIENCES HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share and per unit amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Revenue	$228,444	$98,353	$799,240	$284,098
Operating expenses
Cost of revenue	39,138	23,395	140,561	79,649
Research and development	9,184	2,092	15,219	9,304
Selling, general and administrative	25,581	41,621	100,064	94,245
Gain on sale of business	—	—	(11,249)	—
Gain on sale and leaseback transaction	—	—	—	(19,002)
Total operating expenses	73,903	67,108	244,595	164,196
Income from operations	154,541	31,245	554,645	119,902
Other income (expense)
Interest expense	(7,022)	(8,806)	(30,260)	(30,740)
Change in payable to related parties pursuant to the Tax Receivable Agreement	(3,031)	—	6,101	—
Loss on extinguishment of debt	—	(7,592)	—	(7,592)
Other income (expense), net	201	(6)	279	126
Income before income taxes	144,689	14,841	530,765	81,696
Income tax expense	17,578	369	61,515	2,880
Net income	127,111	14,472	469,250	78,816
Net income (loss) attributable to noncontrolling interests	71,281	(10,737)	287,213	(10,156)
Net income attributable to Maravai LifeSciences Holdings, Inc.	$55,830	$25,209	$182,037	$88,972

Net income per share/unit attributable to Maravai LifeSciences Holdings, Inc.:
Basic	$0.42	$0.60	$1.59	$7.43
Diluted	$0.42	$0.13	$1.56	$2.36

Weighted average number of shares/units outstanding:
Basic	131,460	40,443	114,791	10,351
Diluted	131,599	114,351	257,803	28,908

MARAVAI LIFESCIENCES HOLDINGS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(Unaudited)
(in thousands, except per share amounts)

Net Income to Adjusted EBITDA
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income	$127,111	$14,472	$469,250	$78,816
Add:
Amortization	3,654	5,164	18,339	20,320
Depreciation	1,745	837	6,413	5,593
Interest expense	7,021	8,806	30,260	30,740
Income tax expense	17,578	369	61,515	2,880
EBITDA	157,109	29,648	585,777	138,349
Acquisition integration costs (1)	6	269	44	3,857
Acquired in-process research and development costs (2)	—	—	—	2,881
Equity-based compensation (3)	2,230	21,696	10,458	24,629
GTCR management fee (4)	—	125	—	680
Gain on sale of business (5)	—	—	(11,249)	—
Gain on sale and leaseback transaction (6)	—	—	—	(19,002)
Merger and acquisition related expenses (7)	12	177	1,508	395
Financing costs (8)	291	4,818	2,383	9,784
Tax receivable agreement liability adjustment (9)	3,031	—	(6,101)	—
Loss on extinguishment of debt (10)	—	7,592	—	7,592
Adjusted EBITDA	$162,679	$64,325	$582,820	$169,165

Adjusted Net Income and Adjusted Net Income per Diluted Share
	Three Months Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income attributable to Maravai LifeSciences Holdings, Inc.	$55,830	*	$182,037	*
Net income impact from pro forma conversion of Class B shares to Class A common shares	71,280	*	287,213	*
Adjustment to the provision for income tax (11)	(16,829)	*	(67,026)	*
Tax-effected net income	110,281	*	402,224	*
Acquisition integration costs (1)	6	*	44	*
Equity-based compensation (3)	2,230	*	10,458	*
Gain on sale of business (5)	—	*	(11,249)	*
Merger and acquisition related expenses (7)	12	*	1,508	*
Financing costs (8)	291	*	2,383	*
Tax receivable agreement liability adjustment (9)	3,031	*	(6,101)	*
Tax impact of adjustments (12)	(1,068)	*	3,925	*
Foreign-derived intangible income cash tax benefit (13)	(894)	*	2,885	*
Net cash tax benefit retained from historical exchanges (14)	2,283	*	6,104	*
Adjusted net income	$116,172	*	$412,181	*

Diluted weighted average shares of Class A common stock outstanding	257,811	*	257,803	*

Adjusted net income	$116,172	*	$412,181	*
Adjusted fully diluted EPS	$0.45	*	$1.60	*
____________________
Explanatory Notes to Reconciliations
(*) Information not presented for Pre-IPO period.
(1)Refers to incremental costs incurred to execute and integrate completed acquisitions.
(2)Refers to in-process research and development charge associated with the acquisition of MockV Solutions, Inc.
(3)Refers to non-cash expense associated with equity-based compensation.
(4)Refers to cash fees paid to GTCR, LLC (“GTCR”), pursuant to the advisory services agreement that was terminated in connection with our IPO.
(5)Refers to the gain on the sale of Vector, which was completed in September 2021.
(6)Refers to the gain on the sale of our Burlingame, California facility, which was leased back to the Company in 2020.
(7)Refers to diligence, legal, accounting, tax and consulting fees incurred associated with acquisitions that were not consummated.
(8)Refers to transaction costs related to our IPO and the refinancing of our long-term debt that are not capitalizable or cannot be offset against proceeds from such transactions.
(9)Refers to the loss (gain) related to the adjustment of our tax receivable agreement liability primarily due to changes in our estimated state apportionment and the corresponding change of our estimated state tax rate.
(10)Refers to non-operating cash expense incurred on extinguishment of debt.
(11)Represents additional corporate income taxes at an assumed effective tax rate of 23.61% applied to additional net income attributable to Maravai LifeSciences Holdings, Inc. from the assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock.
(12)Represents income tax impact of non-GAAP adjustments and assumed proforma exchange of all outstanding shares of Class B common stock for shares of Class A common stock at an assumed effective tax rate of 23.61%.
(13)Represents tax benefits from additional tax deductions at Maravai LifeSciences Holdings, Inc. related to its share of foreign-derived intangible income from Maravai Topco Holdings, LLC.

(14)Represents tax benefits due to the amortization of intangible assets and other tax attributes resulting from the tax basis step up associated with the purchase or exchange of Maravai Topco Holdings, LLC units and shares of Class B common stock, net of payment obligations under the tax receivable agreement.

Non-GAAP Financial Information
This press release contains financial measures that have not been calculated in accordance with accounting principles generally accepted in the U.S. (GAAP). These non-GAAP measures include: Adjusted EBITDA and Adjusted fully diluted Earnings Per Share (EPS).
We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization and adjustments to exclude, as applicable: (i) incremental costs incurred to execute and integrate completed acquisitions; (ii) charges for in-process research and development associated with completed acquisitions; (iii) non-cash expenses related to share-based compensation; (iv) gain on sale of business; (v) gain on sale and leaseback transaction; (vi) expenses incurred for acquisitions that were not consummated (including legal, accounting and professional consulting services); (vii) transaction costs incurred for the initial public offering, secondary public offerings, and debt refinancing; (viii) GTCR management fees; and (ix) loss (income) recognized during the applicable period due to changes in the tax receivable agreement liability. We define Adjusted Net Income as tax-effected earnings before the adjustments described above, and the tax effects of those adjustments. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average number of Class A common stock outstanding for the applicable period, which assumes the proforma exchange of all outstanding units of Maravai Topco Holdings, LLC (paired with shares of Class B common stock) for shares of Class A common stock.
These non-GAAP measures are supplemental measures of operating performance that is not prepared in accordance with GAAP and that does not represent, and should not be considered as, an alternative to net income, as determined in accordance with GAAP.
We use these non-GAAP measures to understand and evaluate our core operating performance and trends and to develop short-term and long-term operating plans. We believe the measures facilitate comparison of our operating performance on a consistent basis between periods and, when viewed in combination with our results prepared in accordance with GAAP, helps provide a broader picture of factors and trends affecting our results of operations.
These non-GAAP financial measures have limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Because of these limitations, they should not be considered as a replacement for net income, as determined by GAAP, or as a measure of our profitability. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP measures only for supplemental purposes. The non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP.

Conference Call and Webcast
Maravai’s management will host a conference call today at 2:00 p.m. PT/5:00 p.m. ET to discuss its financial results for the fourth quarter of fiscal year 2021. Approximately 10 minutes before the call, dial (833) 693-0536 or (661) 407-1576 and enter the conference ID number 1193105. For 72 hours following the call, an audio replay can be accessed by dialing (855) 859-2056 or (404) 537-3406 and using the conference number above. The call will also be available via live or archived webcast on the "Investors" section of the Maravai web site at https://investors.maravai.com/.
About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologic safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics, and cell and gene therapy companies.
For more information about Maravai LifeSciences, visit www.maravai.com.
Forward-looking Statements
This press release contains, and our officers and representatives may from time-to-time make, “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements regarding our financial guidance for 2022, our expectations for superior growth and profitability; our ability to make investments in R&D, capacity and people; and our ability to capitalize on business development opportunities, constitute forward-looking statements and are identified by words like “believe,” “expect,” “may,” “will,” “should,” “seek,” “anticipate,” or “could” and similar expressions.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
•Certain of our products are used by customers in the production of vaccines and therapies, some of which represent relatively new and still-developing modes of treatment. Unforeseen adverse events, negative clinical outcomes, or increased regulatory scrutiny of these vaccines and therapies and their financial cost may damage public perception of the safety, utility, or efficacy of these vaccines and therapies or other modes of treatment and may harm our customers’ ability to conduct their business. Such events may negatively impact our revenue and have an adverse effect on our performance.

•We compete with life science, pharmaceutical and biotechnology companies who are substantially larger than we are and potentially capable of developing new approaches that could make our products, services and technology obsolete.
•We depend on a limited number of customers for a high percentage of our revenue. If we cannot maintain our current relationships with customers, fail to sustain recurring sources of revenue with our existing customers, or if we fail to enter into new relationships, our future operating results will be adversely affected.
•We rely on a limited number of suppliers or, in some cases, sole suppliers, for some of our raw materials and may not be able to find replacements or immediately transition to alternative suppliers.
•Such other factors as discussed throughout the “Risk Factors” section of our most recent Annual Report on Form 10-K, as well as other documents on file with the Securities and Exchange Commission.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.
Contact Information:
Media Contact: Sara Michelmore
MacDougall
+1 781-235-3060
maravai@macbiocom.com

Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917
ir@maravai.com